UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189911
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-125997

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUTRON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1006352
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

22400 Davis Drive
Sterling, Virginia 20166
 (Address, Including Zip Code, of Principal Executive Offices)

Sutron Corporation Amended and Restated 1996 Stock Option Plan
Sutron Corporation Amended and Restated 1997 Stock Option Plan
Sutron Corporation Amended and Restated 2002 Stock Option Plan
Sutron Corporation 2010 Stock Option Plan
(Full Titles of Plans)

Raul S. McQuivey
President and Chief Executive Officer
Sutron Corporation
22400 Davis Drive
Sterling, Virginia 20166
703-406-2800
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•
Registration Statement 333-189911 registering 477,875 shares of common stock, $0.01 par value per share (the “Common Stock”), of Sutron Corporation (the “Company”) reserved for issuance under the Sutron Corporation 2010 Stock Option Plan; and

•
Registration Statement 333-125997 registering 970,000 shares of Common Stock reserved for issuance under the Sutron Corporation Amended and Restated 1996 Stock Option Plan, the Sutron Corporation Amended and Restated 1997 Stock Option Plan and the Sutron Corporation Amended and Restated 2002 Stock Option Plan.

On June 21, 2015, the Company entered into an Agreement and Plan of Merger with Danaher Corporation, a Delaware corporation (“Danaher”), and Satellite Acquisition Corp., which, at the time, was a Virginia corporation and an indirect wholly-owned subsidiary of Danaher (“Merger Sub”) (such agreement, the “Merger Agreement”), pursuant to which Merger Sub was merged with and into the Company, and the Company became an indirect wholly-owned subsidiary of Danaher on July 28, 2015 (the “Merger”).

In connection with the Merger, the Company has terminated any offering of the Company’s securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on July 28, 2015.

SUTRON CORPORATION

By:	/s/ Raul S. McQuivey
Name: Raul S. McQuivey
Title: President and CEO

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raul S. McQuivey	President and Chief Executive Officer	July 28, 2015
Raul S. McQuivey	(Principal Executive Officer)

/s/ Glen E. Goold	Chief Financial Officer	July 28, 2015
Glen E. Goold	(Principal Financial and Accounting Officer)

/s/ Daniel L. Comas	Director	July 28, 2015
Daniel L. Comas

/s/ Robert S. Lutz	Director	July 28, 2015
Robert S. Lutz

/s/ Daniel A. Raskas	Director	July 28, 2015
Daniel A. Raskas

/s/ William H. King	Director	July 28, 2015
William H. King

/s/ Angela S. Lalor	Director	July 28, 2015
Angela S. Lalor